UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

Tyson Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or other jurisdiction)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer.  On November 19, 2009, Mr. Donnie Smith was appointed President and Chief Executive Officer of Tyson Foods, Inc. (the “Company”).  Prior to this appointment, Mr. Smith, who is 50 years old, served as Senior Group Vice President, Poultry and Prepared Foods since January 2009, Group Vice President of Consumer Products since January 2008, Group Vice President of Logistics and Operations Services since April 2007, Senior Vice President Information Systems, Purchasing and Distribution since May 2006, Senior Vice President and Chief Information Officer since November 2005, and Senior Vice President, Supply Chain Management since October 2001. Mr. Smith was initially employed by the Company in 1980.

On December 16, 2009, the Company entered into a new employment agreement with Mr. Smith in connection with his promotion as President and Chief Executive Officer.  The term of Mr. Smith’s employment under his employment agreement is effective as of December 16, 2009, and terminates on December 16, 2012, unless terminated prior to such date pursuant to its terms.  His previous employment agreement dated August 10, 2009 was terminated and he forfeited outstanding restricted stock awards granted under such agreement (approximately 26,412 restricted shares of Company Class A Common Stock (“Common Stock”)) in favor of a pro rata payment of such grants equal to 2,925.5227 restricted shares of Common Stock.

Mr. Smith’s employment agreement provides for an annual base salary of not less than $900,000. Mr. Smith may also receive awards under the Company’s annual bonus plan in effect during the term of his employment agreement.  The amount of any awards under the Company’s annual bonus plan will be mutually agreed to by Mr. Smith and the Company for each fiscal year during the term of Mr. Smith’s employment agreement, and, to the extent required, submitted to the Company’s Compensation Committee for approval.  In addition, Mr. Smith may also participate in any benefit programs generally applicable to employees of the Company.

Pursuant to the terms of his employment agreement, Mr. Smith received a restricted stock grant of 118,671 shares of Common Stock scheduled to vest on December 16, 2012. Mr. Smith’s employment agreement also provides that he is entitled to receive (i) an annual grant of 400,000 options to purchase shares of Common Stock on such dates specified by the Company consistent with the Company’s past practice, and (ii) a one-time grant of 282,320 options to purchase Common Stock on the date that is four business days after the Company releases its earnings for its fiscal first quarter of 2010.  All of these stock option grants will be subject to the terms and conditions of the Tyson Foods, Inc. 2000 Stock Incentive Plan and issued pursuant to an option grant agreement currently in use by the Company for executives generally.  The equity awards are part of the consideration received by Mr. Smith for his agreement to protect confidential information and trade secrets of the Company and abide by a non-competition provision that extends one year after termination of Mr. Smith’s employment. Additionally, the Company will make available to Mr. Smith certain perquisites, including personal use of Company-owned aircraft for up to 50 hours per year during the term of Mr. Smith’s employment agreement.  The Company has agreed to reimburse and gross-up any tax liability incurred by Mr. Smith through his use of Company-owned aircraft.

Mr. Smith may terminate his employment under his employment agreement, subject to confidentiality and non-compete obligations contained therein, upon ninety (90) days prior written notice to the Company. The Company has the right to terminate Mr. Smith’s employment agreement at any time upon written notice to Mr. Smith.  Any such termination without cause is subject to the Company’s obligation to continue to pay base salary for a period of three years after the date of termination, and the Company will treat Mr. Smith’s stock options and restricted stock as provided in their respective award agreements. If Mr. Smith is terminated without cause, he will not be entitled to any annual bonus award for the year in which he is terminated.

Upon the occurrence of a change in control (as defined in Mr. Smith’s employment agreement), all previously granted restricted stock and stock option awards which are unvested at the time of the change in control will vest sixty (60) days after the change in control event occurs.  If Mr. Smith is terminated within that sixty (60) day period following a change in control, all such equity awards will vest immediately.

Appointment of Chief Operating Officer.  On November 19, 2009, Mr. James V. Lochner was appointed Chief Operating Officer of the Company. Prior to this appointment, Mr. Lochner, who is 57 years old, served as Senior Group Vice President, Fresh Meats and Margin Optimization since May 2006, Senior Group Vice President, Margin Optimization, Purchasing and Logistics since October 2005, Group Vice President, Purchasing, Travel, and Aviation since November 2004 and Group Vice President, Fresh Meats since 2001. Mr. Lochner was initially employed by IBP, inc. (“IBP”) in 1983.  IBP was acquired by the Company in 2001.

On December 16, 2009, the Company entered into a new employment agreement with Mr. Lochner in connection with his promotion as Chief Operating Officer.  The term of Mr. Lochner’s employment under his employment agreement is effective as of December 16, 2009, and terminates on December 16, 2012, unless terminated prior to such date pursuant to its terms.  His previous employment agreement dated October 3, 2005 was terminated and he forfeited outstanding restricted stock awards granted under such agreement (approximately 11,762 restricted shares of Common Stock), in favor of a pro rata payment of such grants equal to 9,771.1636 restricted shares of Common Stock.

Mr. Lochner’s employment agreement provides for an annual base salary of not less than $900,000. Mr. Lochner may also receive awards under the Company’s annual bonus plan in effect during the term of his employment.  The amount of any awards under the Company’s annual bonus plan will be reviewed and approved by the Company’s President and Chief Executive Officer for each fiscal year during the term of Mr. Lochner’s employment agreement, and, to the extent required, submitted to the Company’s Compensation Committee for approval.  In addition, Mr. Lochner may also participate in any benefit programs generally applicable to employees of the Company.

Pursuant to the terms of his employment agreement, Mr. Lochner received a restricted stock grant of 77,136 shares of Common Stock, scheduled to vest on December 16, 2012. Mr. Lochner’s employment agreement also provides that he is entitled to receive (i) an annual grant of 325,000 options to purchase shares of Common Stock on such dates specified by the Company consistent with the Company’s past practice, and (ii) a one-time grant of 275,000 options to purchase Common Stock on the date that is four business days after the Company releases its earnings for its fiscal first quarter of 2010.  All of these stock option grants will be subject to the terms and conditions of the Tyson Foods, Inc. 2000 Stock Incentive Plan and issued pursuant to an option grant agreement currently in use by the Company for employees generally.  The equity awards are part of the consideration received by Mr. Lochner for his agreement to protect confidential information and trade secrets of the Company and abide by a non-competition provision that extends one year after termination of Mr. Lochner’s employment. Additionally, the Company will make available to Mr. Lochner certain perquisites, including personal use of Company-owned aircraft for up to 50 hours per year during the term of Mr. Lochner’s employment agreement.  The Company has agreed to reimburse and gross-up any tax liability incurred by Mr. Lochner through his use of Company-owned aircraft.

Mr. Lochner may terminate his employment under his employment agreement, subject to confidentiality and non-compete obligations contained therein, upon ninety (90) days prior written notice to the Company. The Company has the right to terminate Mr. Lochner’s employment agreement at any time upon written notice to Mr. Lochner.  Any such termination without cause is subject to the Company’s obligation to continue to pay base salary for a period of three years after the date of termination, and the Company will treat Mr. Lochner’s stock options and restricted stock as provided in their respective award agreements. If Mr. Lochner is terminated without cause, he will not be entitled to any annual bonus award for the year in which he is terminated.

Upon the occurrence of a change in control (as defined in Mr. Lochner’s employment agreement), all previously granted restricted stock and stock option awards which are unvested at the time of the change in control will vest sixty (60) days after the change in control event occurs.  If Mr. Lochner is terminated within that sixty (60) day period following a change in control, all such equity awards will vest immediately.

The foregoing descriptions of the respective employment agreements for Messrs. Smith and Lochner do not purport to be complete descriptions of such employment agreements and are qualified in their entirety by reference to text of the employment agreements, which are attached as exhibits to this Form 8-K and are incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d)                   Exhibits

Exhibit
Number	Description

10.1	Employment Agreement, dated December 16, 2009, by and between the Company and Mr. Donnie Smith

10.2	Employment Agreement, dated December 16, 2009, by and between the Company and Mr. James V. Lochner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

		By:	/s/ R. Read Hudson
		Name:	R. Read Hudson
		Title:	Vice President, Associate General
Counsel and Secretary

Date:	December 17, 2009